                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 BIOMET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 BIOMET, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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


                            [LOGO OF BIOMET, INC.]



To the Shareholders of Biomet, Inc.:

     You are cordially invited to attend the Annual Meeting of Shareholders of Biomet, Inc. to be held on Saturday, September 26, 1998 at 10:00 a.m., local time, at the Ramada Inn, 2519 E. Center Street, Warsaw, Indiana.

     At the meeting, shareholders will vote on the election of four persons to the Board of Directors, the approval of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan and the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the current year. Details can be found in the accompanying Notice and Proxy Statement.

     We hope you are planning to attend the Annual Meeting personally and we look forward to meeting with you. Please check the appropriate "attendance" box on your proxy card. However, because the vote of each shareholder is of utmost importance, we kindly request that you complete, date and sign your proxy card and return it to us promptly in the enclosed envelope, whether or not you currently plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company or by filing a properly executed proxy bearing a later date.

     On behalf of the Board of Directors and management of Biomet, Inc., I would like to extend our appreciation for your continued support and confidence.

                                                Sincerely yours,

                                                BIOMET, INC.


                                                /s/ Dane A. Miller, Ph.D.

                                                Dane A. Miller, Ph.D.
                                                President and Chief
                                                Executive Officer

                            [LOGO OF BIOMET, INC.]



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD SEPTEMBER 26, 1998

TO THE SHAREHOLDERS OF BIOMET, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Biomet, Inc. (the "Company") will be held on Saturday, September 26, 1998 at 10:00 a.m., local time, at the Ramada Inn, 2519 E. Center Street, Warsaw, Indiana, for the following purposes:

(1)  To elect four directors to serve for terms of three years each.

(2) To approve the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan.

(3) To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending May 31, 1999.

(4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Shareholders of record as of the close of business on July 20, 1998 are entitled to receive notice of and to vote at the Annual Meeting.

     We urge you to complete, date and sign the enclosed proxy and return it to us promptly in the envelope provided, even if you hold only a few shares and regardless of whether or not you expect to be present at the Annual Meeting in person. You may revoke your proxy at any time prior to its exercise by filing with the Secretary of the Company a properly executed instrument revoking such proxy or by filing a properly executed proxy bearing a later date.


                                          By  Order  of the  Board of Directors,


                                          /s/ Daniel P. Hann, Secretary


                                          Daniel P. Hann, Secretary


August 11, 1998
Warsaw, Indiana

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                [BIOMET, INC.]



                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD SEPTEMBER 26, 1998

                             GENERAL INFORMATION

     This Proxy Statement is furnished to the shareholders of Biomet, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held at the Ramada Inn, 2519 E. Center Street, Warsaw, Indiana, on Saturday, September 26, 1998, at 10:00 a.m., local time, or any adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about August 11, 1998.

     Each properly executed proxy returned prior to the meeting will be voted in accordance with the directions contained therein. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by filing a properly executed proxy bearing a later date. Appropriate forms will be available at the Annual Meeting for shareholders who wish to vote in person.

     As of July 20, 1998, the record date for the Annual Meeting, there were 112,123,018 Common Shares of the Company issued and outstanding, each of which is entitled to one vote on each matter to come before the meeting. Shareholders do not have cumulative voting rights.

     All expenses in connection with the solicitation of proxies will be paid by the Company. The Company will also provide to all brokers, dealers, banks and voting trustees, and their nominees, copies of this Proxy Statement, the accompanying form of proxy and the Annual Report for mailing to beneficial owners and, upon request therefor, will reimburse such record holders for their reasonable expenses in connection therewith. The Company expects to solicit proxies primarily by mail, but directors, officers and employees of the Company may also solicit in person or by telephone.

     Shareholder proposals to be considered for presentation at the 1999 Annual Meeting of Shareholders must be submitted in writing and received by the Company's Secretary by April 5, 1999. The mailing address of the principal executive offices of the Company is Airport Industrial Park, P.O. Box 587, Warsaw, Indiana 46581-0587.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth certain data with respect to those persons known by the Company to be the beneficial owners of more than 5% of the issued and outstanding Common Shares of the Company as of July 20, 1998. Except as otherwise indicated in the notes to the table, each shareholder has sole voting and investment power with respect to the shares indicated.

     NAME AND ADDRESS OF        AMOUNT AND NATURE           PERCENT
      BENEFICIAL OWNER       OF BENEFICIAL OWNERSHIP        OF CLASS
     -------------------     -----------------------        --------
State Farm Mutual Automobile       8,277,000(1)               7.4%
  Insurance Company and
  related entities
One State Farm Plaza
Bloomington, Illinois 61710

FMR Corp.                          7,269,316(2)               6.5%
82 Devonshire Street
Boston, Massachusetts 02109-3614

     (1) According to information contained in a Schedule 13G filing made by State Farm Mutual Automobile Insurance Company ("State Farm") dated January 20, 1998, State Farm acquired these shares for investment purposes in the ordinary course of its business.

     (2) According to information contained in a Schedule 13G filing made by FMR Corp. ("FMR") dated February 14, 1998, FMR has no voting power with respect to 6,895,300 shares, and acquired these shares for investment purposes in the ordinary course of its business.


             SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth beneficial ownership of Common Shares of the Company as of July 20, 1998 by each director of the Company, each executive officer of the Company named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

    NAME OF                                        NUMBER OF                     PERCENT
BENEFICIAL OWNER                           SHARES BENEFICIALLY OWNED             OF CLASS
----------------                           -------------------------             --------
Garry L. England                                   142,156 (1)                    0.1%
Jerry L. Ferguson                                1,552,228 (2)                    1.4%
Daniel P. Hann                                      90,588 (3)                     *
C. Scott Harrison, M.D                             409,896 (4)                    0.4%
M. Ray Harroff                                      40,143 (5)                     *
Thomas F. Kearns, Jr                                 5,859                         *
Dane A. Miller, Ph.D                             4,512,418 (6)                    4.0%
Jerry L. Miller                                  2,025,700 (7)                    1.8%
Kenneth V. Miller                                    8,000 (8)                     *
Charles E. Niemier                                 409,474 (9)                    0.4%
Niles L. Noblitt                                 2,854,468 (10)                   2.5%
Joel P. Pratt                                      145,825 (11)                   0.1%
Marilyn Tucker Quayle                                5,000 (12)                    *
Prof. Dr. Bernhard Scheuble                              0                        --
L. Gene Tanner                                      71,886                         *

All Directors and Executive Officers as a Group
(17 persons, including the foregoing)           12,404,619 (13)                  11.1%

*Represents less than .1% of the Company's issued and outstanding Common Shares.

(1) Includes 27,036 shares held jointly with his wife, as to which Mr. England has shared voting and investment power; 9,518 shares held for Mr. England's account in the Company's Employee Stock Bonus Plan qualified under Section 401(a) of the Internal Revenue Code (the "ESBP"), as to which Mr. England has voting power but no investment power; 13,409 shares held in Mr. England's account in the Company's Profit Sharing Plan and Trust qualified under Section 401(k) of the Internal Revenue Code (the "401(k)"), as to which Mr. England has no voting or investment power; 1,800 shares held in an individual retirement account ("IRA") for Mr. England's benefit as to which he has investment power but no voting power; 2,550 shares owned of record by Mr. England's minor children, as to which Mr. England has no voting or investment power and disclaims beneficial ownership; and 28,850 shares subject to options exercisable within 60 days.

(2) Includes 1,065,360 shares held jointly with his wife, as to which Mr. Ferguson has shared voting and investment power; 210,836 shares owned of record by his wife and 17,280 shares held in an IRA for her benefit, as to which Mr. Ferguson has no voting or investment power and disclaims beneficial ownership; 1,024 shares held for Mr. Ferguson's account in the ESBP, as to which Mr. Ferguson has voting power but no investment power; and 26,136 held in an IRA for his benefit as to which Mr. Ferguson has investment power but no voting power.


(3) Includes 200 shares jointly held with his wife, as to which Mr. Hann has shared voting and investment power; 22,187 shares owned of record by his wife as to which Mr. Hann has no voting or investment power and disclaims beneficial ownership; 3,969 shares held for Mr. Hann's account in the ESBP, as to which Mr. Hann holds voting power but no investment power; 5,148 shares held in Mr. Hann's account in the Company's 401(k), as to which Mr. Hann has no voting or investment power; and 41,750 shares subject to options exercisable within 60 days.

(4) Includes 13,572 shares subject to options exercisable by Dr. Harrison within 60 days.

(5) Includes 5,000 shares subject to options exercisable by Mr. Harroff within 60 days.

(6) Includes 4,423,454 shares held jointly with his wife, as to which Dr. Miller has shared voting and investment power; 19,988 shares held in an IRA for the benefit of his wife, as to which Dr. Miller has no voting or investment power and disclaims beneficial ownership; 13,429 shares held for Dr. Miller's account in the ESBP, as to which Dr. Miller holds voting power but no investment power; 9,109 shares held in Dr. Miller's account in the Company's 401(k), as to which he has no voting or investment power; and 45,988 held in an IRA for the benefit of Dr. Miller, as to which he has investment power but no voting power.

(7) Includes 110,000 shares held in trust for the benefit of Mr. Miller's minor children, as to which Mr. Miller has shared voting and investment power and disclaims beneficial ownership; 1,869,871 shares held in an Estate Planning trust for the benefit of Mr. Miller, as to which Mr. Miller has shared voting and investment power; and 5,000 shares subject to options exercisable by Mr. Miller within 60 days.

(8) Includes 5,000 shares subject to options exercisable by Mr. Miller within 60 days.

(9) Includes 92,984 shares owned of record by Mr. Niemier's wife and 13,588 shares held in an IRA for her benefit, as to which Mr. Niemier has no voting or investment power and disclaims beneficial ownership;

      11,509 shares held for Mr. Niemier's account in the ESBP, as to which Mr. Niemier holds voting power but no investment power; 15,954 shares held in Mr. Niemier's account in the Company's 401(k), as to which he has no voting or investment power; 31,592 shares held in an IRA for Mr. Niemier's benefit, as to which he has investment power but no voting power; 133,488 shares held in trust for the benefit of Mr. Niemier's children as to which he has no voting or investment power and disclaims beneficial ownership; and 14,250 shares subject to options exercisable within 60 days.

(10) Includes 21,600 shares held jointly with his wife, as to which he has shared voting and investment power; 1,360,494 shares owned of record by his wife and 14,400 shares held in an IRA for her benefit, as to which Mr. Noblitt holds no voting or investment power and disclaims beneficial ownership; 13,952 shares held for Mr. Noblitt's account in the ESBP, as to which he holds voting power but no investment power; 15,495 shares held in Mr. Noblitt's account in the Company's 401(k), as to which he has no voting or investment power; 12,906 shares owned of record by his children, as to which Mr. Noblitt has no voting or investment power and disclaims beneficial ownership; 12,906 shares owned of record by his children, as to which he has voting and investment power but disclaims beneficial ownership; and 24,660 shares held in an IRA for the benefit of Mr. Noblitt as to which he has investment power but no voting power.

(11) Includes 37,944 shares owned of record by his wife and 1,872 shares held in an IRA for her benefit, as to which Mr. Pratt holds no voting or investment power and disclaims beneficial ownership; 6,612 shares held for Mr. Pratt's account in the ESBP, as to which he holds voting power but no investment power; 5,028 shares held in Mr. Pratt's account in the Company's 401(k), as to which he has no voting or investment power; 2,068 shares held in an IRA for the benefit of Mr. Pratt as to which he has investment power but no voting power; and 43,000 shares subject to options exercisable within 60 days.

(12) Includes 5,000 shares subject to options exercisable by Ms. Quayle within 60 days.

(13) Includes 8,007 shares held in the ESBP for the accounts of two executive officers of the Company who are not directors and are not named in the Summary Compensation Table herein, as to which they have voting power but no investment power; 9,936 shares held in the Company's 401(k) for the accounts of these executive officers, as to which they have no voting or investment power; 15,225 shares held by the wives of these executive officers, as to which they have no voting power or investment power and disclaim beneficial ownership; 52,232 shares held jointly by these executive officers and their wives, as to which they have shared voting and investment power; and 30,724 shares subject to options exercisable by these executive officers within 60 days.

                        ELECTION OF DIRECTORS (ITEM 1)

     The Company's Bylaws divide the Board of Directors into three classes, with one class to be elected at each annual meeting of shareholders. At the Annual Meeting, the shareholders will vote to elect four directors in Class III to serve for a three-year term expiring in 2001, and until their successors are elected and qualified. Class I Directors and Class II Directors will not be elected at the Annual Meeting and will continue in office until the annual meetings of shareholders to be held in 1999 and 2000, respectively. The Board of Directors has nominated the persons named below for election as Class III Directors. The name, age, business background and tenure as a director of the Company of each nominee and each director continuing in office are set forth below. Jerry L. Miller and Kenneth V. Miller are brothers; no other family relationship exists among any of the nominees or continuing directors. Except as otherwise indicated, the principal occupations of the nominees and continuing directors have not changed during the last five years. The nominees for director have consented to serve, if elected, and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for an alternate candidate chosen by the Board of Directors, unless the Board of Directors reduces the number of directors. To be elected a director, a nominee must receive the affirmative vote of a plurality of votes of the Common Shares present or represented at the meeting and entitled to vote in the election of directors. Withheld votes and broker non-votes (which are treated as "withheld" votes) are not counted as votes in favor of any nominee. Unless authority to vote for a nominee is withheld, the accompanying proxy will be voted FOR the nominees named.

DIRECTORS STANDING FOR ELECTION
NAME, AGE AND BUSINESS EXPERIENCE

CLASS III: FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS

M. RAY HARROFF, age 58 . . . . . . . . . . . . . .  . . .   Director since 1977
Mr. Harroff is one of the four founders of the Company and is President of Stonehenge Links Village Development (real estate development). Mr. Harroff was also President of Stonehenge Golf Club, Inc. (golf country club) until February 1998. On September 2, 1997, Mr. Harroff filed for protection under Federal Bankruptcy laws. Also on September 2, 1997, Stonehenge Golf Club and Stonehenge Links Village Development filed a petition for reorganization pursuant to Chapter 11 of the United States Bankruptcy Code.

JERRY L.  MILLER,  age 52 . . . . . . . . . . . . . . . .   Director since 1979
Member: Executive, Nominating, Audit, Compensation and Stock Option Committees. Mr. Miller is a principal in Havirco (private investment management). Mr. Miller is a director and a member of the Compensation Committee of the board of directors of AvTech Laboratories, Inc. (pharmaceutical laboratory) and TEAM Industries, Inc. (manufacturer of expanded polystyrene products).

CHARLES  E.  NIEMIER,  age 42 . . . . . . . . . . . . . .. Director since 1987
Mr. Niemier is the Senior Vice President - International Operations of the Company. Mr. Niemier is a trustee of Valparaiso University.

PROF. DR. BERNHARD  SCHEUBLE,  age 44 . . . . . . . . . . .. Director since 1998
Prof. Scheuble is CEO Pharma, and has been a General Partner and Member of the Executive Board of Merck KGaA (pharmaceutical company) since April 1, 1998. From 1996 until 1998, Prof. Scheuble was Head of Pharma Ethicals, Merck KGaA and from 1995 to 1996 he was Head of Pharma International, Merck KGaA. Prior thereto, Prof. Scheuble was General Manager Liquid Crystals Unit, E. Merck, Germany. Prof. Scheuble is a director and member of the Compensation Committee of Pharmaceutical Resources, Inc. (pharmaceutical company).

DIRECTORS CONTINUING IN OFFICE
NAME, AGE AND BUSINESS EXPERIENCE

CLASS I:  TERM EXPIRES AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS

C. SCOTT HARRISON, M.D., age 61 . . . . . . . . . . . . Director since 1994
Member: Executive Committee. Dr. Harrison is President of Bethany Crippled Children Foundation. Dr. Harrison served as a consultant to the Company from January 1995 to December 1996. Prior thereto, Dr. Harrison was the President, Chief Executive Officer and Chairman of the Board of Kirschner Medical Corporation.

NILES L. NOBLITT, age 47. . . . . . . . . . . . . . . . . Director since 1977
Member: Executive and Stock Option Committees. Mr. Noblitt is one of the four founders of the Company and is the Chairman of the Board of the Company. Mr. Noblitt is also a trustee of Rose Hulman Institute of Technology.

KENNETH V. MILLER, age 50 . . . . . . . . . . . . . . . . Director since 1979
Member: Executive, Nominating, Audit, Compensation and Stock Option Committees. Mr. Miller is a principal in Havirco, Inc. (private investment management). Mr. Miller is a director and a member of the Compensation Committee of the Board of Directors of AvTech Laboratories, Inc. (pharmaceutical laboratory) and TEAM Industries, Inc. (manufacturer of expanded polystyrene products). Mr. Miller is also a director of Keystone Community Bank.

L. GENE TANNER, age 65 . . . . . . . . . . . . . . . . .  Director since 1985
Member: Audit Committee. Mr. Tanner is Vice Chairman of the Board of
NatCity Investments, Inc. (investment banking firm). Mr. Tanner is a director of the Indiana Chamber of Commerce.

MARILYN TUCKER QUAYLE, age 49 . . . . . . . . . . . . . . Director since 1993
Ms. Quayle is an attorney engaged in private practice as a partner in the Indianapolis, Indiana law firm of Krieg, DeVault, Alexander & Capehart. She is also Vice President and Treasurer of BTC, Inc. (public speaking company).

CLASS II:  TERM EXPIRES AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS

DANE A. MILLER,  PH.D.,  age 52 . . . . . . . . . . . . . Director since 1977
Member: Executive, Compensation and Stock Option Committees. Dr. Miller is one of the four founders of the Company and is the President and Chief Executive Officer of the Company. Dr. Miller is a director of 1st Source Corporation (bank holding company), a trustee of GMI Institute and serves on the Engineering Advisory Committee of the University of Cincinnati.

JERRY L.  FERGUSON,  age 57 . . . . . . . . . . . . . . . Director since 1978
Member: Executive and Nominating Committees. Mr. Ferguson is one of the four founders of the Company and has served as Vice Chairman of the Board of the Company since December 1997. He previously served as the Company's Senior Vice President from December 1994 to December 1997 and as Special Projects Advisor to the Company from December 1993 to December 1994.

THOMAS F.  KEARNS,  JR., age 61 . . . . . . . . . . . . . Director since 1983
Mr. Kearns is a retired partner of Bear, Stearns & Co., Inc. (investment banking firm). Mr. Kearns is a director of PharmaKinetics Laboratories, Inc. (contract research organization), a trustee of the University of North Carolina Foundation and a director of Fibrogen Corporation (a biotechnology company).

DANIEL  P.  HANN,  age 43 . . . . . . . . . . . . . . . . Director since 1989
Mr. Hann is the Vice President, General Counsel and Secretary of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors of the Company has an Executive Committee comprised of Dane A. Miller, Ph.D., Niles L. Noblitt, Jerry L. Ferguson, C. Scott Harrison, M.D., Kenneth V. Miller and Jerry L. Miller. The Board of Directors also has a Nominating Committee comprised of Jerry L. Ferguson, Jerry L. Miller and Kenneth V. Miller; an Audit Committee comprised of L. Gene Tanner, Jerry L. Miller, and Kenneth V. Miller; a Compensation Committee comprised of Dane A. Miller, Ph.D., Jerry L. Miller and Kenneth V. Miller; and a Stock Option Committee comprised of Dane A. Miller, Ph.D., Niles L. Noblitt, Jerry L. Miller and Kenneth V. Miller.

     The Executive Committee has full authority from the Board of Directors to conduct the business of the Company within the limits prescribed by Indiana law.

     The Nominating Committee is responsible for, among other things, receiving and reviewing recommendations for nominations to the Board of Directors, establishing eligibility criteria and procedures for identifying potential nominees to the Board of Directors and recommending individuals as nominees for election to the Board of Directors. The Nominating Committee will consider for nomination as directors persons recommended by shareholders provided that such recommendations are in writing and delivered to the Secretary, Biomet, Inc., Airport Industrial Park, P.O. Box 587, Warsaw, Indiana 46581-0587, and delivered to, or mailed and received, at such address not less than sixty days nor more than ninety days prior to the Annual Meeting of Shareholders. In the event that less than seventy days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, any notice of nomination by a shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     The function of the Audit Committee is to monitor the internal controls and financial reporting of the Company and its subsidiaries; to review these matters with the President and Chief Executive Officer and the Company's independent accountants; to review the scope and parameters of the independent accountants' audit of the Company's consolidated financial statements; to review the scope and parameters of the findings of the Company's internal auditor; to establish policies and make recommendations to the Board of Directors with respect to approval of transactions between the Company and its directors, officers and employees; and to make recommendations to the Board of Directors concerning the annual appointment of the Company's independent accountants.

         The Compensation Committee is responsible for administering the compensation programs for the executive officers and employees of the Company.

     The Stock Option Committee administers the stock option plans of the Company. Presently, no member of the Stock Option Committee participates in any of these plans with the exception that each of the two non-employee director members, Jerry L. Miller and Kenneth V. Miller, receives an option to purchase 5,000 Common Shares of the Company every three years during his service as a non-employee director of the Company pursuant to the terms of the Biomet, Inc. 1992 Employee and Non-Employee Director Stock Option Plan.

     The Board of Directors, the Executive Committee, the Nominating Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee of the Company met 5 times, 6 times, 2 times, 2 times, 2 times and 2 times, respectively, during the past fiscal year.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee receives an annual fee of $10,000, plus a fee of $750 and reimbursement for travel expenses for each meeting of the Board of Directors attended in person and a fee of $375 for attending a meeting by telephone. Directors who are employees of the Company receive a fee of $750 for each meeting of the Board of Directors attended in person and a fee of $375 for attending a meeting by telephone. Each member of the Executive Committee of the Board of Directors who is not an employee of the Company receives an additional annual fee of $10,000, plus a fee of $750 and reimbursement for travel expenses for each committee meeting attended in person and a fee of $375 for attending a committee meeting by telephone. Each member of the Nominating, Audit and Compensation Committees of the Board of Directors receives a fee of $750 for each committee meeting attended in person and a fee of $375 for attending a committee meeting by telephone, unless such meetings are held in conjunction with a meeting of the Board of Directors or Executive Committee. No fees are paid for attending meetings of the Stock Option Committee.

     Each director who is not an employee of the Company is automatically granted an option to purchase 5,000 Common Shares of the Company every three years during his or her service on the Board of Directors pursuant to the terms of the Biomet, Inc. 1992 Employee and Non-Employee Director Stock Option Plan (the "1992 Plan"). The 1992 Plan provides that the purchase price of option shares may not be less than the fair market value per Common Share on the date of grant and the term of the option may not exceed ten years from the date of grant. Under the terms of the 1992 Plan, neither the Board of Directors nor the Compensation Committee has the authority to alter or modify the number of option shares granted or interval of grants to the non-employee directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1998, the Compensation Committee was comprised of Dane
A. Miller, Ph.D., Jerry L. Miller and Kenneth V. Miller. Dr. Miller serves as the Company's President and Chief Executive Officer. His compensation is established by the Compensation Committee, without his participation, and approved by the Board of Directors. Except for Dane A. Miller, Ph.D., none of the other members of the Compensation Committee are now serving or previously have served as officers of the Company or any subsidiary. None of the Company's executive officers serve as directors of, or in any compensation-related capacity for, other companies with which members of the Company's Compensation Committee are affiliated.

                            EXECUTIVE COMPENSATION

GENERAL

     The following Summary Compensation Table sets forth, for the three years ended May 31, 1998, certain information with respect to the compensation of the Company's President and Chief Executive Officer and the four other most highly compensated executive officers who served in such capacities as of May 31, 1998.

                          SUMMARY COMPENSATION TABLE


                                                                                 LONG TERM
                                                           ANNUAL               COMPENSATION      ALL OTHER
                                  FISCAL YEAR           COMPENSATION                AWARDS      COMPENSATION(1)
NAME AND PRINCIPAL POSITION       ENDED MAY 31   SALARY ($)        BONUS ($)   STOCK OPTIONS (#)      ($)
---------------------------------------------------------------------------------------------------------------
Dane A. Miller, Ph.D                  1998         205,400          146,500           --            11,825
    President and                     1997         199,700          126,270           --            12,575
    Chief Executive Officer           1996         182,000          129,281           --            11,575

Niles L. Noblitt                      1998         205,400          146,500           --            11,825
    Chairman of the Board             1997         199,700          126,270           --            13,200
                                      1996         182,000          129,281           --            11,575

Charles E. Niemier                    1998         203,800          120,300         20,000          11,825
    Senior Vice President-            1997         198,000          109,350         10,000          12,575
    International Operations          1996         180,399           91,099           --            11,575

Garry L. England                      1998         190,800          132,300         20,000           8,800
    Senior Vice President-            1997         185,400          111,476         10,000           9,475
    Warsaw Operations                 1996         168,939          115,500           --             9,175

Joel P. Pratt                         1998         184,900          122,800         20,000           8,800
    Vice President                    1997         163,700           62,500         10,000           9,175
                                      1996         163,700           64,800           --             9,175


(1) Represents the value of the Company's contribution to the Employee Stock Bonus Plan and the 401(k), and director fees paid to Dr. Miller, Mr. Noblitt and Mr. Niemier

STOCK OPTIONS

     Options were granted in fiscal year 1998 to the following executive officers named in the Summary Compensation Table.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE VALUE
                   NUMBER OF                                                                    AT ASSUMED ANNUAL
                  SECURITIES           PERCENT OF TOTAL                                        RATES OF STOCK PRICE
                  UNDERLYING           OPTIONS GRANTED         EXERCISE                     APPRECIATION FOR OPTION TERM
               OPTIONS GRANTED(1)      TO EMPLOYEES IN          PRICE         EXPIRATION    ----------------------------
Name                  (#)              FISCAL YEAR 1998         ($/SH)           DATE           5% ($)       10% ($)
----           ---------------         ----------------         ------        ----------        ------       -------
Charles E. Niemier    4,000                 0.4%                17.375       June 8, 2000       10,955        23,005
                      4,000                 0.4%                17.375       June 8, 2001       14,978        32,255
                      4,000                 0.4%                17.375       June 8, 2002       19,202        42,430
                      4,000                 0.4%                17.375       June 8, 2003       23,637        53,623
                      4,000                 0.4%                17.375       June 8, 2004       28,293        65,936

Garry L. England      4,000                 0.4%                17.375       June 8, 2000       10,955        23,005
                      4,000                 0.4%                17.375       June 8, 2001       14,978        32,255
                      4,000                 0.4%                17.375       June 8, 2002       19,202        42,430
                      4,000                 0.4%                17.375       June 8, 2003       23,637        53,623
                      4,000                 0.4%                17.375       June 8, 2004       28,293        65,936

Joel P. Pratt         4,000                 0.4%                17.375       June 8, 2000       10,955        23,005
                      4,000                 0.4%                17.375       June 8, 2001       14,978        32,255
                      4,000                 0.4%                17.375       June 8, 2002       19,202        42,430
                      4,000                 0.4%                17.375       June 8, 2003       23,637        53,623
                      4,000                 0.4%                17.375       June 8, 2004       28,293        65,936

(1) These options were granted under the Biomet, Inc. 1992 Employee and Non-Employee Director Stock Option Plan. They were granted at fair market value at the time of the grant, do not become exercisable until one year from the date of grant and carry with them the right to elect to have shares withheld upon exercise and/or to deliver previously owned shares in payment of the option price and to satisfy tax withholding requirements.

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gain realized on exercise in fiscal year 1998 by the executive officers of the Company named in the Summary Compensation Table.


                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF UNEXERCISED OPTIONS      VALUE OF UNEXERCISED IN-THE-MONEY
                    SHARES ACQUIRED     VALUE REALIZED(1)         AT MAY 31, 1998 (#)            OPTIONS AT MAY 31, 1998 ($)(2)
NAME                ON EXERCISE (#)          ($)             EXERCISABLE   UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
----                ---------------     --------------       -----------   -------------        -----------        -------------
Charles E. Niemier          0                    0              8,250          40,500             151,281             596,063

Garry L. England        6,250                88,282            19,725          40,500             418,191             596,063

Joel P. Pratt          18,750               376,531            32,625          56,750             702,347             877,781

(1) "Value Realized" represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. It does not include any taxes which may have been owed.
(2) The value of these options assumes a market price of $28.875, which was the closing price of the Common Shares reported by the Nasdaq Stock Market on May 29, 1998.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

POLICIES AND OBJECTIVES

     The Compensation Committee and the Stock Option Committee of the Board of Directors (collectively referred to herein as the "Committee") are responsible for administering the compensation and benefit programs for the Company's employees, including the executive officers. The Committee annually reviews and evaluates cash compensation and stock option grant recommendations made by the President and Chief Executive Officer for the executive officers (other than for himself) along with the rationale for such recommendations. The Committee examines these recommendations in relation to the Company's overall objectives and makes compensation recommendations to the Board of Directors for final approval. The Committee also sends to the Board of Directors for approval its recommendations on compensation for the President and Chief Executive Officer, who does not participate in the Committee's decisions as to his compensation package.

     The Company's current executive compensation policies and practices reflect the compensation philosophies of the Company's four founders - Dane A. Miller, Ph.D., Niles L. Noblitt, Jerry L. Ferguson and M. Ray Harroff. The Company is committed to maximizing shareholder value through performance. The Committee believes that superior performance by the Company's executive and management team is an essential element to reaching that goal. The Company's practices and policies are designed to help achieve this objective by (1) attracting, retaining and rewarding highly qualified and productive persons; (2) relating compensation to both Company and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) encouraging an ownership interest and instilling a sense of pride in the Company which are consistent with the interests of the Company's shareholders.

     The Committee firmly believes that all employees (which the Company refers to as Team Members rather than "employees") play a critical role in the Company's success and, therefore, all employees participate in the Company's cash and equity compensation plans. The Committee continues to believe in one of the founding philosophies of the Company, that equity compensation in the form of stock options is an excellent incentive for all employees, including executive officers, and serves to align the interests of employees, management and shareholders.

     Based on these objectives, the compensation package of the executive officers consists of four primary elements: (1) base salary; (2) incentive bonuses; (3) stock options; and (4) participation in employee benefit plans.

     BASE SALARY. A base salary is set for each executive officer at the beginning of each calendar year by the Board of Directors after receiving a recommendation from the Committee. The Committee recommends to the Board of Directors what it believes to be an appropriate base salary for each executive officer based on the Company's performance, the executive officer's performance, the Company's future objectives and challenges and the current competitive environment. Base salaries are intended to be relatively moderate, but competitive. During fiscal year 1998, the base salary of the executive officers as a group increased approximately 6%.

     INCENTIVE BONUSES. The Company's policy is to base a significant portion of each executive officer's annual compensation on the financial performance of the Company. Approximately one-half of each executive officer's potential annual cash compensation is based upon the incentive bonus which is accrued and paid at the conclusion of each fiscal year. The bonus is determined on the basis of a formula which compares actual performance against targets which are established by the Committee and approved by the Board of Directors at the beginning of each fiscal year of the Company. The bonus targets are equally weighted between revenues growth and earnings growth of the Company during the fiscal year. The target bonus for each officer is determined by the Committee based upon the goals, objectives, responsibilities and length of service of each officer. The Committee may exercise some discretion in making bonus awards.

     STOCK OPTIONS. Stock options have always been a key element in the Company's long-term compensation program. The primary purpose of stock options is to provide executive officers and other employees with a personal and financial interest in the success of the Company through stock ownership, thereby aligning the interests of such persons with those of the Company's shareholders. This broad-based program is a vital element of the Company's goal to empower and motivate outstanding long-term contributions by employees within all levels of the Company. The Committee believes that stock options help to create an entrepreneurial environment within the Company and instill the spirit of a small company. Additionally, the Committee believes stock options provide broad incentives for the day-to-day achievements of all employees in order to sustain and enhance the Company's long-term performance.

     The Committee believes that the value of stock options will reflect the financial performance of the Company over the long term. Because the Company's stock option program provides for a one-year waiting period before options may be exercised and an exercise price at fair market value as of the date of grant, executive officers and other employees benefit from stock options only when the market value of the Common Shares increases over time. Individual executive officer stock option awards are based on level of responsibility, individual contribution, length of service and total number of Common Shares owned in relation to other executive officers in the Company. Currently, more than 60% of employees below the executive officer level have been awarded one or more stock options under this program and approximately 90% of the option shares have been granted to employees other than executive officers.

     BENEFIT PLANS. The executive officers also participate in the Company's 401(k) and the ESBP. All executive officers and employees who are at least 18 years of age and have at least 90 days of service are eligible to participate in both plans. With respect to the 401(k), each year the Company, in its sole discretion, may match 50% of each employee's contributions, up to a maximum amount equal to 5% of the employee's compensation, either in cash or in Common Shares of the Company. All contributions to the 401(k) are allocated to accounts maintained on behalf of each participating employee and, to the extent vested, are distributed to the employee upon retirement, death, disability or termination of service. Historically, the 401(k) has purchased Common Shares with the Company's matching contribution. The Company may make contributions to the ESBP in the form of Common Shares or cash in such amounts, if any, as it may determine in its sole discretion, and participating employees may make voluntary contributions to the ESBP in amounts up to 10% of their annual compensation. The funds accumulated under the ESBP are invested by the trustee primarily in Common Shares of the Company. Distributions are made to employees at retirement, death, disability or termination of service, in Common Shares or, at the employee's option, in cash. Because a significant portion of the assets of both of these plans is invested in the Company's Common Shares, both plans serve to further align the interests of employees, management and shareholders.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The compensation for the Company's President and Chief Executive Officer, Dane A. Miller, Ph.D., is established by the Committee, without participation by Dr. Miller, and approved by the Board of Directors. Over the years, Dr. Miller has received modest increases in his cash compensation, notwithstanding the strong financial results of the Company. These modest increases reflect his cost-conscious management style and belief that the financial success of management should be closely aligned with shareholder interests through appreciation in the value of the Company's shares. Dr. Miller has never received a stock option and he does not participate in the Company's stock option program. Notwithstanding an increase in the Company's sales and net income in excess of 12% and 17%, respectively, for fiscal year 1998, the total compensation paid to Dr. Miller increased less than 8%.

     The Committee believes that the executive compensation programs and practices described above are conservative and fair to the Company's shareholders. The Committee further believes that these programs and practices serve the best interests of the Company and its shareholders.

                                            Respectfully submitted,

                                            Kenneth V. Miller, Chairman
                                            Dane A. Miller, Ph.D.
                                            Jerry L. Miller
                                            Niles L. Noblitt

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index") and the Standard & Poor's Medical Products and Supplies Industry Group Index (the "S&P Medical Index") for the five most recent fiscal years ended May 31. The comparison assumes $100 invested on May 31, 1993, in the Company's Common Shares and in each of the indices.


                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                   AMONG BIOMET, INC., THE S & P 500 INDEX
        AND THE S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX


                                                                 CUMULATIVE TOTAL RETURN
                                               ---------------------------------------------------------------
                                                 5/93       5/94        5/95        5/96      5/97       5/98
BIOMET, INC.                                   100.00       92.86      141.67      133.33    179.09     278.16
S&P 500                                        100.00      104.26      125.31      160.95    208.29     272.20
S&P HEALTH CARE  (MED PRODS & SUPPLS)          100.00       94.18      138.67      188.81    233.93     310.58


                              CERTAIN TRANSACTIONS

     Dane A. Miller, Ph.D., President and Chief Executive Officer and a member of the Board of Directors of the Company, is a majority shareholder in a corporation which provides the use of an aircraft to the Company on an as-needed basis. The Company pays a flat monthly fee of $20,800 to that corporation for the use of the aircraft. The Company made payments to that corporation of approximately $372,985 during the last fiscal year. The Board of Directors believes the rental rate and other terms of this arrangement to be no less favorable to the Company than would have been available in the absence of the relationship described.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

     During fiscal year 1991, a Form 4 filed on behalf of Jerry L. Ferguson, Vice Chairman of the Board, inadvertently omitted 100,000 shares resulting from a stock split and a related transaction. These shares represent less than 5% of Mr. Ferguson's aggregate benefical holdings of Biomet Common Shares.

     During fiscal year 1996, Niles L. Noblitt did not file on a timely basis under Section 16(a) of the Securities Exchange Act of 1934 one required report relating to one transaction. The transaction involved a gift of stock by Mr. Noblitt and his wife to their children in the amount of 3,000 shares, which represent approximately 0.1% of Mr. Noblitt's aggregate beneficial holdings of Biomet Common Shares. It is important to note that the Form 4 Report relating to the gift was timely filed by Mr. Noblitt; however, the receipt of the gift by his children was inadvertently omitted from that Report.

     Except for the transactions referenced above, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent beneficial owners were complied with on a timely basis during the fiscal year ended May 31, 1998.

                   APPROVAL OF THE BIOMET, INC. 1998 QUALIFIED
                  AND NON-QUALIFIED STOCK OPTION PLAN (ITEM 2)

         Subject to approval by the shareholders, the Board of Directors has adopted the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan (the "Plan") pursuant to which "incentive stock options" qualified under Section 422 of the Internal Revenue Code (referred to as "Qualified Options"), and options not qualified under Section 422 ("Non-Qualified Options"), to purchase up to 7,000,000 Common Shares of the Company may be granted to key employees of the Company and its subsidiaries, to persons engaged in the sale or distribution of the products of the Company and its subsidiaries ("distributors") and to non-employee directors of the Company. The Plan will not affect currently outstanding options previously granted under the Company's 1989 Distributor Stock Option Plan ("Distributor Plan") or the Biomet, Inc. 1992 Employee and Non-Employee

Director Stock Option Plan ("1992 Plan"); but if the Plan is approved, the Plan will replace both the Distributor Plan (which is scheduled to expire in September 1999) and the 1992 Plan (as to which substantially all available options have been granted) and the Company will not grant any additional options under those plans. Consequently, if the Plan is approved, the total number of Common Shares available for grants of options thereafter under any plans of the Company would be limited to 7,000,000 shares. An aggregate of 55,000 Common Shares and 3,045,000 Common Shares are currently available for the grant of options under the 1992 Plan and the Distributor Plan, respectively.

         The affirmative vote of holders of a majority of the Common Shares represented at the Annual Meeting is required to approve the Plan. The essential features of the Plan are summarized below, and a copy of the Plan may be obtained by any shareholder of the Company upon written request directed to the Secretary of the Company.

PURPOSE

         As stated in the Report of the Compensation and Stock Option Committees included in this Proxy Statement, those committees firmly believe in the participation by employees and distributors in equity compensation plans, and that such plans provide an excellent incentive and serve to align the interests of employees, distributors, management and shareholders. Stock options have always been a key element in the Company's compensation programs. This Plan essentially combines the features and benefits of the Distributor Plan and the 1992 Plan.

ADMINISTRATION

         The Plan will be administered, construed and interpreted by the Stock Option Committee (the "Committee") consisting of directors of the Company, two or more of whom will be "non-employee directors" of the Company, within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. If the Committee includes individuals who do not qualify as non-employee directors, those individuals will not participate in the Plan or be eligible for option grants thereunder and will abstain or recuse themselves from actions relating to the grant of options intended to be exempt under Rule 16b-3. The Committee will select the employees and distributors to whom options will be granted, and will determine the time of grant, the number of Common Shares to be covered by each option, whether such option shall be a Qualified Option or a Non-Qualified Option (only employees may receive Qualified Options), the option price, the period of time within which the option may be exercised, and other terms and conditions of options granted. Non-Qualified Options will be granted automatically to all non-employee directors once every three years, each such option to be for the purchase of 5,000 shares, beginning with the mid-year 1999 meeting of the Board of Directors, consistent with the current provisions of the 1992 Plan. All options will be granted at an option price equal to the fair market value of the shares on the date of the grant.

ELIGIBILITY

         Options may be granted under the Plan only to those key employees and distributors selected by the Committee, and to non-employee directors. Employees (including employees who are also directors or distributors) may be granted either Qualified Options or Non-Qualified Options, and more than one grant may be made to any one individual. Non-employee directors and non-employee distributors may receive only Non-Qualified Options.

RESERVATION OF SHARES

         The Plan permits the granting of options to purchase an aggregate of 7,000,000 Common Shares over the ten-year life of the Plan. In the event of changes affecting the number or class of Common Shares such as a stock split or a consolidation of shares, the payment of a share dividend, or other increase or decrease in the Common Shares effected without new compensation to the Company, the aggregate number of shares for which options may be granted, the number of shares covered by each outstanding option, and the exercise price per share for each option will be proportionately adjusted.

TERMS OF THE OPTIONS

         EXERCISE PRICE. The price to be paid for Common Shares upon exercise of each option pursuant to the Plan may not be less than the fair market value of such shares on the date on which the option is granted. The exercise price of any Qualified Option granted to a person owning more than 10% of the outstanding shares of the Company (as determined under the Plan) may not be less than 110% of such fair market value. Upon exercise, the exercise price is to be paid in full in cash or cash equivalents or by surrender or withholding of a number of Common Shares of the Company having a fair market value equal to the exercise price, or by other means permitted under the Plan.

         TERM OF OPTIONS. No option may have a term that is longer than ten years from the date of grant, and any Qualified Option granted to a person owning more than 10% of the outstanding shares of the Company must terminate not later than five years from the date of grant.

         EXERCISE OF OPTIONS. Options may be exercisable in full at any time, or on a cumulative basis from time to time, but subject to any limitations imposed by the Committee at the time of the grant. It is the current policy of the Committee to prohibit the exercise of options prior to the first anniversary of the date of the grant of a qualified option, and to provide for the forfeiture of any options held in the event of termination of employment during that period. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which Qualified Options are exercisable for the first time by the optionee during any calendar year may not exceed $100,000. With certain exceptions, upon an optionee's separation from service with the Company and its subsidiaries, all rights under any options granted to such person, but not yet exercised, terminate. An optionee may exercise options at any time within three months after separation from service due to retirement with the consent of the Company or if otherwise permitted by the Committee, in its discretion, or at any time within twelve months after separation from service due to permanent and total disability. In the event of the optionee's death, the optionee's options which were exercisable on the date of death may be exercised by the optionee's personal representative at any time within twelve months from the date of death. All outstanding options would be immediately exercisable upon a change of control of the Company. Options granted pursuant to the Plan may not be exercised until the requirements of all applicable federal and state laws pertaining to the offer and sale of securities issued under the Plan have been met.

      TRANSFERABILITY OF OPTION. No option may be assigned or transferred, except for transfers by will or the laws of descent and distribution.

AMENDMENT AND TERMINATION

         The Board of Directors of the Company may, from time to time alter, amend, suspend or discontinue the operation of the Plan; provided, however, that without the approval of the shareholders of the Company the following changes in the Plan may not be made: (a) an increase in the number of Common Shares that may be issued under the Plan; (b) a change in the class of shares for which options may be granted under the Plan; (c) a change in the designation of the persons or class of persons eligible to receive options under the Plan; or (d) a change in the provisions concerning the exercise price.

FEDERAL INCOME TAX CONSEQUENCES

         QUALIFIED OPTIONS. The grant of an incentive stock option that is qualified under Code Section 422 ("Qualified Option") under the Plan generally will have no federal income tax consequences to the Company or the optionee. Except for alternative minimum tax purposes, the exercise of a Qualified Option pursuant to the Plan will have no federal income tax consequences to the Company or the optionee. An optionee generally will recognize capital gain or loss upon the sale of shares acquired in exercising a Qualified Option, provided that the shares are sold at least two years after the date of grant of the option and at least one year after the optionee acquires the shares. An optionee generally will recognize ordinary income upon the sale of shares acquired in exercising a Qualified Option if the sale is made within two years of the date the option was granted or within one year of the date the shares were transferred to the optionee. In such event, the amount of ordinary income recognized by the optionee generally will equal the difference between the option price and the fair market value of the shares on the date of exercise. The Company may take an income tax deduction for compensation conveyed by a Qualified Option only in situations (and the taxable year) in which the employee must recognize ordinary income.

         NON-QUALIFIED OPTIONS. The grant of a Non-Qualified Option under the Plan generally will have no federal income tax consequences to the Company or the optionee. However, upon exercising a Non-Qualified Option granted under the Plan, an optionee normally will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the date of exercise over the option price. The optionee's basis in the shares acquired in exercising a Non-Qualified Option generally will equal the option price, plus the amount included in the optionee's ordinary income upon exercise. Upon the disposition of the acquired shares, the optionee generally will recognize capital gain or loss, as the case may be, to the extent of the difference between the optionee's basis in the shares and the sales price. Whether the optionee's gain will be treated as long-term or short-term will depend upon the holding period of the shares, which normally begins on the date immediately following the date on which the shares are acquired upon exercise of the Non-Qualified Option. Gain from the sale or exchange of the acquired shares generally will be treated as long-term if the shares are deemed to be held for more than one year.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE BIOMET, INC. 1998 QUALIFIED AND NON-QUALIFIED STOCK OPTION PLAN.

          RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS (ITEM 3)

      Subject to ratification by the shareholders, the Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending May 31, 1999. The Company has been advised by such firm that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions concerning the audit for the fiscal year ended May 31, 1998.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters of which the Company did not have notice by July 1, 1998 (45 days prior to the month and date of mailing of proxy materials with respect to the 1997 Annual Meeting) should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; or (c) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                  By Order of the Board of Directors,

                                  /S/ Daniel P. Hann

                                  Daniel P. Hann, Secretary
August 11, 1998

PROXY                            BIOMET, INC.
             ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 26, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Dane A. Miller, Ph.D and Niles L. Noblitt as proxies, each with the power to act alone and of substitution, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Saturday, September 26, 1998, or any adjournment thereof.

        1. Election of directors.
           Nominees: M. Ray Harroff, Jerry L. Miller, Charles E. Niemier and Prof. Dr. Bernhard Scheuble

        [ ] VOTE FOR all nominees listed above except vote withheld from the following nominees (if any):

            --------------------------------------------------------------

        [ ] VOTE WITHHELD from all nominees listed above

        2. Approval of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan.

        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

        3. Ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending May 31, 1999.

        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

        4. In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" MATTERS 1, 2 & 3 ABOVE.

Please sign on the reverse side.

-------------------------------------------------------------------------------

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND     Date _____________________________, 1998
RETURN THIS PROXY CARD
PROMPTLY USING THE              Signature ______________________________________
ENCLOSED ENVELOPE.
                                Signature, if held jointly _____________________


Please indicate below whether you will
or will not attend the Annual Meeting.

[ ] WILL ATTEND  [ ] WILL NOT ATTEND